UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 10, 2023, Alphatec Holdings, Inc. (the “Company”) became aware that the Federal Deposit Insurance Corporation (“FDIC”) issued a press release stating that Silicon Valley Bank, Santa Clara, California (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. On March 12, 2023, the Company became aware that the U.S. Treasury Department, the Federal Reserve and the FDIC jointly announced enabling actions that fully protect all depositors of SVB and that such depositors will have access to all of their funds starting Monday, March 13, 2023.

The Company maintains deposit accounts with SVB of approximately $14.0 million that are used for its day-to-day operations. The Company also holds cash and cash equivalents in accounts with other financial institutions, including money market investment accounts through SVB as agent. These money market investment accounts are comprised primarily of U.S. government backed securities of the highest investment grade and are intended to provide short-term liquidity to the Company. These accounts are not considered deposits with SVB, are not considered part of the FDIC receivership, and are considered separate property of the Company. In addition, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2023, the Company holds a $50.0 million revolving credit facility with MidCap Financial Trust (and affiliated entities) of which $35.0 million was drawn as of December 31, 2022. Further, as disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on January 9, 2023, the Company also holds a fully-funded term loan with Braidwell Transaction Holdings LLC – Series 1 (and affiliated entities) (“Braidwell”), as set forth more fully therein, in the amount of $100.0 million, which is held in accounts with other (non-SVB) financial institutions, and a delayed draw term loan facility with Braidwell in an aggregate principal amount not to exceed $50.0 million.

The Company affirms its expectation that its cash and cash equivalents held outside of SVB will be sufficient to operate the Company’s business and meet its cash requirements for the foreseeable future.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements of the Company that involve substantial risks and uncertainties. Any statements in this Form 8-K about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “plan,” “predict,” “project, “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Form 8-K, the Company’s forward-looking statements include statements about its cash and cash equivalents. Such forward-looking statements involve risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Form 8-K. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

Date:	March 13, 2023	By:	/s/ J. Todd Koning
Executive Vice President and Chief Financial Officer